ARTHUR ANDERSEN LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Registration Statement File No. 811-8627.



                                             /s/ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
June 29, 1999